A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

EXHIBIT 23.2

April 5, 2006

Silverado Gold Mines Ltd.
#505 – 1111 West Georgia Street
Vancouver, BC.
V6E 4M3

Attention: Mr. Garry L. Anselmo, President

Dear Sirs:

RE:	SILVERADO GOLD MINES LTD. (the “Company”)
Registration Statement on Form S-8 – 2006 Stock Option Plan

We hereby consent to the inclusion by reference of our report dated February 21, 2005, except as to Note 17 which is at February 20, 2006, on the consolidated balance sheet of the Company and its subsidiary as of November 30, 2004 and the related consolidated statements of operations and other comprehensive income, cash flows and stockholders’ equity (deficiency) for the year ended November 30, 2004 in the Company’s Form S-8 Registration Statement to be filed with the United States Securities and Exchange Commission with respect to the Company’s 2006 Stock Option Plan.

Yours truly,

“Amisano Hanson”

Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net